Exhibit 99.1
Mesa Air Group Update May 5, 2008 Confidential

Confidential This material is being disclosed pursuant to a non-disclosure agreement and may not be used for any purpose other than to consider a restructuring of Mesa aircraft leases and debt obligations.

Confidential 3 Cashflow Forecast-Unfavorable DAL

Confidential 4 Claims Pool Analysis

Confidential 5 Mesa's Plan to Address Situation Negotiate Aircraft and Inventory Returns Restructure terms of Convertible Notes due 2023 and 2024 Negotiate payment deferrals from Suppliers Accelerate wind-down of Air Midwest